Exhibit 99.1

FOR IMMEDIATE RELEASE

ADA-ES SHAREHOLDERS APPROVE ISSUANCE OF UP TO 3 MILLION SHARES TO

SUPPORT VERTICAL INTEGRATION IN MERCURY CONTROL MARKET

LITTLETON, CO – June 19, 2007 – ADA-ES, Inc. (NASDAQ:ADES) announced that at today’s Annual Shareholder Meeting, its shareholders approved the “Stock Issuance Plan” for the issuance of up to three million shares of ADA-ES’ common stock, as described in the Company’s Proxy Statement for the meeting.

This Stock Issuance Plan is intended to allow the Company to raise capital to enhance the Company’s position in the emerging mercury control market, by providing the Company with the means to vertically integrate its operations for the production of mercury control chemicals and equipment for ADA-ES’ power plant customers. Plans include the development of one or more “Greenfield” activated carbon manufacturing facilities and possible acquisition of injection equipment fabricator(s), or other projects or ventures intended to provide the Company and its customers with a long-term supply of activated carbon and related equipment. Funds from any stock issuance may also be used for ADA-ES’ general working capital requirements.

Dr. Michael Durham, President of ADA-ES, commented, “The approval of the Stock Issuance Plan gives us the flexibility to fund our strategies for ADA-ES’ vertical integration and shareholder value appreciation. We look forward to reporting on our continued progress.”

The Company filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (“SEC”) on May 30, 2007, to register the three million common shares authorized for issuance under the Stock Issuance Plan. The issuance of the shares is contingent upon the SEC declaring the registration statement effective, and terms of any future offerings, including the number of shares to be issued and the price to be received for them, would be established at the time of the offering.

ADA-ES shareholders also approved the re-election of eight Company directors and the 2007 Equity Incentive Plan, as described in the Proxy Statement for the meeting.

About ADA-ES

Headquartered in Littleton, CO, ADA-ES is a leader in clean coal technology and associated specialty chemicals. The Company develops and implements proprietary environmental technology and specialty chemicals that enable coal-fueled power plants to enhance existing air pollution control equipment, maximize capacity and improve operating efficiencies. Through its largest and fastest-growing segment, Mercury Emission Control, ADA-ES supplies activated carbon injection systems, mercury measurement instrumentation, and related services. Additionally, the Company is implementing plans to produce and supply activated carbon.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which provide a “safe harbor” for such statements in certain circumstances. These statements include the Company’s plans to raise capital through the sale of equity securities and the ability to do so on terms acceptable to the Company, plans to use such capital for the purposes of vertically integrating operations for the production of mercury control chemicals and equipment for ADA-ES’ power plant customers, including the development of one or more “Greenfield” activated carbon manufacturing facilities and the possible acquisition of injection equipment fabricator(s), or other projects or ventures intended to provide the Company and its customers with a long-term supply of activated carbon and related equipment and services. Such statements involve significant uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changing economic conditions and market demand for ADA-ES’ products and services, changes in technology, failure to satisfy performance guarantees, availability of federal funding, changes in laws or regulations, results of demonstrations of the Company’s and other licensed technologies, operational difficulties, availability of skilled personnel, the market for ADA-ES’ equity securities, the ability to locate and arrive at acceptable terms for possible acquisitions or other projects or ventures to allow the Company to supply its customers with activated carbon and related equipment and services, and other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission.

Contact:
ADA-ES, Inc.	-or-	Investor Relations Counsel
Michael D. Durham, Ph.D., MBA, President		The Equity Group Inc.
Mark H. McKinnies, CFO		www.theequitygroup.com
(303) 734-1727		Loren G. Mortman (212) 836-9604
www.adaes.com		LMortman@equityny.com

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